EXHIBIT 23.2



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 1995 on the financial statements of Red Lion, a California Limited Partnership, appearing on page 46 of the Annual Report on Form 10-K of Red Lion Hotels, Inc. for the year ended December 31, 1995, and to all references to our firm included in this Registration Statement.





ARTHUR ANDERSEN LLP

Portland, Oregon
July 16, 1996